Exhibit 5.1

November 16, 2017

Bio-Path Holdings, Inc.
4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401

Ladies and Gentlemen:

We have acted as counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) which forms a part of the Registration Statement, relating to the resale of 4,411,764 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share, that may be issued upon the exercise of certain outstanding common stock purchase warrants issued by the Company on May 22, 2017 (the “Warrants”). The Warrant Shares may be offered and sold by the selling stockholders referred to in the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus; (iii) the Warrants; (iv) the Certificate of Incorporation of the Company, as currently in effect; (v) the First Amended and Restated Bylaws of the Company, as currently in effect; and (vi) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We also have examined originals or copies of such corporate records of the Company and have made such examinations of law and other investigations as we have deemed relevant.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the Warrants and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting these laws). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

Bio-Path Holdings, Inc.
November 16, 2017

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC